EXHIBIT 4.3

Exhibit C

ACCESS INTEGRATED TECHNOLOGIES, INC.

d/b/a CINEDIGM DIGITAL CINEMA CORP.

REGISTRATION RIGHTS AGREEMENT

Dated as of August 11, 2009

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS	1

SECTION 1.1.	Certain Defined Terms	1
SECTION 1.2.	Other Capitalized Terms	1

ARTICLE II REGISTRATION RIGHTS	1

SECTION 2.1.	Piggyback Registrations	1
SECTION 2.2.	Demand Registration	3
SECTION 2.3.	Exceptions to the Company’s Obligations	5
SECTION 2.4.	Registration Procedures	7
SECTION 2.5.	Information Supplied	10
SECTION 2.6.	Expenses	10
SECTION 2.7.	Restrictions on Disposition	11
SECTION 2.8.	Indemnification	11
SECTION 2.9.	Required Reports	14
SECTION 2.10.	Selection of Counsel	14
SECTION 2.11.	Market Standoff Agreement	14
SECTION 2.12.	No Inconsistent Agreements	14
SECTION 2.13.	Termination of Registration Rights	14

ARTICLE III MISCELLANEOUS	14

SECTION 3.1.	Expenses	14
SECTION 3.2.	Successors and Assigns; Assignment	15
SECTION 3.3.	No Third Party Beneficiaries	15
SECTION 3.4.	Entire Agreement	15
SECTION 3.5.	Severability	15
SECTION 3.6.	Amendment and Waiver	15
SECTION 3.7.	Delays or Omissions	15
SECTION 3.8.	Notices	16
SECTION 3.9.	Interpretation	16
SECTION 3.10.	Governing Law; Jurisdiction; Waiver of Jury Trial	17
SECTION 3.11.	Specific Performance	17
SECTION 3.12.	Counterparts	17

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered as of August 11, 2009, among Access Integrated Technologies, Inc. d/b/a Cinedigm Digital Cinema Corp., a Delaware corporation (together with any other issuer of Registrable Securities, the “Company”) and Sageview Capital Master, L.P., a Delaware limited partnership (“Sageview,” together with its assignees, the “Purchasers”).

RECITALS

WHEREAS, the Company and Sageview have entered into a Securities Purchase Agreement, dated as of August 11 , 2009 (as it may be amended from time to time, the “Purchase Agreement”), pursuant to which Sageview agreed to purchase (i) Notes (as defined therein); and (ii) Warrants (as defined below) initially exercisable for 16,000,000 Warrant Shares (as defined below); and

WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company, the Warrant and the Warrant Shares.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1.    Certain Defined Terms. Certain terms used herein shall have the meanings given to them in Exhibit A.

SECTION 1.2.    Other Capitalized Terms. Capitalized terms used but not defined herein or in Exhibit A shall have the meanings given to them in the Purchase Agreement.

ARTICLE 2

REGISTRATION RIGHTS

SECTION 2.1.    Piggyback Registrations. If the Company proposes to register Equity Securities under the Securities Act (other than a registration on Form S-4 or Form S-8, or any successor or other forms promulgated for similar purposes, and other than demand registrations pursuant to Section 2.2) involving the offering of such Equity Securities at any time on or after the Transfer Restriction Termination Event (the “Restricted Period Termination Date”), whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities of the same class of such Equity Securities for sale to the public under the Securities Act, it will, at each such time, give prompt (and, in any event, at least 10 Business Days prior to the filing of a registration statement with respect thereto with the SEC) written notice (a “Piggyback Offering Notice”) to the Holders of its intention to do so, the form on which the Company expects to effect such registration (e.g., Form S-1, Form S-3, Form S-3ASR), the anticipated filing date with the SEC of such registration statement, the anticipated date that the registration statement will be declared or otherwise become effective, whether the offering is to be underwritten and the anticipated date and time that the offering will be made. The registration rights provided for in this Section 2.1 are in addition to, and not in lieu of, registrations made upon the demand of any Holder in accordance with Section 2.2.

(a)    Form S-1. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-1, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within ten (10) days after the receipt of any such notice but in no event later than two (2) Business Days prior to the date the Form S-1 is filed with the SEC, the Company will, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, use reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(b)    Form S-3. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-3, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within ten (10) days after the receipt of any such notice, notifying the Company whether any Holders intend to include within the Form S-3 or any Prospectus included therein Registrable Securities, the Company will, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(c)    Form S-3ASR. If the Company indicates in the Piggyback Offering Notice that it intends to effect a registration pursuant to Form S-3ASR, upon the written request of any Holder (which request shall specify the Registrable Securities intended to be registered by such Holder), made within ten (10) days after the receipt of any such notice, prior to the date and time of the offering as specified in the Company’s notice, notifying the Company whether any Holders intend to include within such Form S-3ASR or any Prospectus included therein Registrable Securities, the Company will, subject to the conditions set forth in Section 2.3 and the provision of the information specified in Section 2.5, use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders thereof.

(d)    Right to Withdraw. If a registration pursuant to this Section 2.1 involves an underwritten offering, any Holder requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register all or any part of such Holder’s Registrable Securities in connection with such registration.

(e)    Exercise of Registrable Securities. Nothing in this Section 2.1 shall limit the right of any Holder to request the registration of the Registrable Securities issuable upon exercise of the Warrants by such Holder (subject to such exercise occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration), notwithstanding the fact that at the time of the request such Holder holds Warrants and not the underlying Class A Common Stock.

SECTION 2.2.    Demand Registration.

(a)    General.

(i)    Subject to the provisions of this Section 2.2(a), upon the written request (a “Demand Notice”) of holders holding at least 25% of the aggregate Registrable Securities then held by the Holders (collectively the “Demand Party”) (assuming exercise of all outstanding Warrants into Warrant Shares) requesting that the Company effect the registration under the Securities Act of all or part of such Demand Party’s Registrable Securities, which Registrable Securities will be offered for sale on or after the Restricted Period Termination Date, and specifying the amount and intended method of disposition thereof, including pursuant to a shelf registration statement utilizing Rule 415 of the Securities Act (or its successor provision) (a “Shelf Registration”), thereupon the Company will promptly give written notice of such requested registration to each of the other Holders and thereupon will, as expeditiously as reasonably practicable (and in any event no later than 30 days after the date of the Demand Notice), file and use its reasonable best efforts to cause to be declared effective under the Securities Act a registration statement to effect the registration under the Securities Act of the following (provided that, notwithstanding the foregoing: (x) to the extent a Demand Notice is delivered not less than 90 days prior to the Transfer Restriction Termination Event requesting a Shelf Registration, the Company shall use its reasonable best efforts to cause such registration statement to become effective no later than the Transfer Restriction Termination Event, and (y) under no circumstances under this Section 2.2(a) (including the foregoing clause (x)) shall the Company be required to file any registration statement prior to the date that is 90 days prior to the Restricted Period Termination Date):

(1)    such Registrable Securities which the Company has been so requested to register by the Demand Party under the Demand Notice; and

(2)    the Registrable Securities of Holders which the Company has been requested to register by written request to the Company by the Holders within ten (10) days after the giving of such written notice by the Company to the Holders (which request shall specify the amount and intended methods of disposition of such securities).

all to the extent necessary to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities and such other securities so to be registered.

(ii)    Nothing in this Section 2.2 shall limit the right of any Holder to request the registration of the Registrable Securities issuable upon exercise of the Warrants by such Holder (subject to such exercise occurring prior to the completion of the sale of the underlying Registrable Securities prior to such registration), notwithstanding the fact that at the time of the request such Holder holds Warrants and not the underlying Class A Common Stock.

(b)    Shelf Take-Downs. Any of the Holders whose Registrable Securities have been registered pursuant to a Shelf Registration may initiate an offering or sale of Registrable Securities pursuant to such Shelf Registration (each, a “Shelf Take-Down”) and, except as set forth in this Section 2.2(b) with respect to Marketed Underwritten Offerings (as defined below in Section 2.4(q)), such Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with such Shelf Take-Down. If the initiating Holders so elect by written request to the Company, a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration for such purpose as soon as practicable. Only the Demand Party shall have the right to initiate an Underwritten Shelf Take-Down that is a Marketed Underwritten Offering, and any such Underwritten Shelf Take-Down that is a Marketed Underwritten Offering shall be deemed to be a registration pursuant to Section 2.2(a), and the Company shall provide notice to the other Holders of such registration in accordance with the provisions of Section 2.2(a).

(c)    Effective Registration Statement. A registration requested pursuant to this Section 2.2 will not be deemed to have been effected unless: (i) it has been declared effective by the SEC or has otherwise become effective under the Securities Act, or (ii) it has been filed with the SEC but abandoned or withdrawn at the request of the Demand Party prior to effectiveness, other than an abandonment or withdrawal requested because of: (A) the stock price of the Class A Common Stock falling 1 0% or more since the delivery of a request for registration pursuant to this Section 2.2, (B) the delivery of a postponement notice pursuant to Section 2.3(b)(iii), (C) a material adverse change in the Company’s and its Subsidiaries’ prospects, business, operations, properties, assets, liabilities, financial condition or results of operations, taken as a whole, which became known to the Holders or the public after the delivery of a request for registration pursuant to this Section 2.2, or (D) the discovery of materially adverse, non-public information concerning the Company and its Subsidiaries, taken as a whole.

(d)    Selection of Underwriters. If a requested registration pursuant to this Section 2.2 involves an underwritten offering, the investment bankers, underwriters and managers for such registration shall be selected by the Holders of a majority of the Registrable Securities which the Company has been requested to register; provided, however, that such selection of investment bankers, underwriters and managers shall be subject to the reasonable approval by the Company.

(e)    Priority in Demand Registrations; Right to Abandon or Withdraw. If a requested registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Equity Securities (including Registrable Securities) to be included in such registration as contemplated by the Holders and the Company would be likely to exceed the largest number of Equity Securities that can be sold without having an adverse effect on the success of such offering, including any impact on the selling price or the number of Equity Securities that can be sold (the “Maximum Offering Size”), then the Company shall include in such registration (i) first, 100% of the Registrable Securities requested to be included in such registration by the Demand Party and other Holders of Registrable Securities who have requested that their Registrable Securities be included up to the Maximum Offering Size (such Registrable Securities allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Demand Party and the other Holders of Registrable Securities so requested to be included in such registration by each) and (ii) second, to the extent the managing underwriter believes additional securities can be sold in the offering without exceeding the Maximum Offering Size, any securities the Company proposes to sell up to the number of securities that, in the opinion of such managing underwriter, can be sold without exceeding the Maximum Offering Size. Notwithstanding the foregoing, If the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to this

Section 2.2 that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Demand Party or that all of the Registrable Securities requested to be included in a registration by a Demand Party pursuant to this Section 2.2 cannot be sold in the manner requested, then the Demand Party shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; it being understood that in the event the Demand Party exercises its right set forth in this sentence, the Company shall remain liable for any Registration Expenses pursuant to Section 2.6 and that the abandonment or withdrawal of the registration statement shall nevertheless constitute a registration for purposes of Section 2.3(b)(i) unless the Demand Party elects to pay (or reimburse the Company for) such Registration Expenses, in which case such registration statement shall not constitute a registration for purposes of Section 2.3(b)(i).

SECTION 2.3.    Exceptions to the Company’s Obligations.

(a)    Notwithstanding anything in Section 2.1 to the contrary:

(i)    if, at any time after giving a Piggyback Offering Notice, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to the Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); and

(ii)    if a registration pursuant to Section 2.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of Equity Securities (including Registrable Securities requested to be included in such registration) to be included in such registration as contemplated by the Company and the Holders would be likely to exceed the Maximum Offering Size, then the Company shall include in such registration (a) first, 100% of the securities the Company proposes to sell, and (b) second, to the extent of the amount of Registrable Securities requested to be included in such registration which, in the opinion of such managing underwriter can be sold without exceeding the Maximum Offering Size, the amount of Registrable Securities which the Holders have requested to be included in such registration, such amount to be allocated pro rata among all requesting Holders and all other Persons entitled to registration rights, on the basis of the relative amount of Registrable Securities then held by each such Person (provided that any such amount thereby allocated to any such Person that exceeds such Person’s request shall be reallocated among the remaining requesting Persons in a like manner to the extent practicable).

(b)    Notwithstanding anything in Section 2.2 to the contrary:

(i)    in no event shall the Company be required to effect more than (x) five (5) registrations pursuant to Section 2.2(a) or (y) four (4) Marketed Underwritten Offerings;

(ii)    the Company shall not be obligated to (x) file a registration statement under Section 2.2(a) within a period of 90 days after the effective date of any other registration statement, (1) for which the Holders exercised their rights pursuant Section 2.1 to include

Registrable Securities, provided that the Company and the underwriters did not limit the number of Registrable Securities that such Holder was permitted to include in such registration statement to less than 75% of the Registrable Securities that were requested to be sold by such Holder or (2) which the Company filed or effected pursuant to Section 2.2(a) or (y) effect more than one Marketed Underwritten Offering pursuant to Section 2.2 in any 120-day period;

(iii)    if the Company receives a request for registration pursuant to Section 2.2, at a time when (A) registration of the Registrable Securities would, in the good faith judgment of the Chief Executive Officer of the Company (after consultation with counsel), impede, delay or otherwise interfere with any pending or contemplated material acquisition, corporate reorganization or similar material transaction, or (B) non-public material information not otherwise then required by Law to be publicly disclosed regarding the Company exists, the immediate disclosure of which would in the good faith judgment of the Chief Executive Officer of the Company be disadvantageous in any material respect to the Company (clauses (A) and (B), a “Material Pending Event”), then the Company may postpone the filing (but not the preparation) of a registration statement requested pursuant to Section 2.2 for a period not to exceed 30 consecutive calendar days from the date of a Demand Notice upon providing the Demand Party with written notice of such postponement (which notice need not include a statement of the reason for such postponement); provided that the Company shall at all times in good faith use its reasonable best efforts to cause any registration statement required by Section 2.2 to be filed as soon as reasonably practicable thereafter; provided, further, that the Company shall postpone the filing of a registration statement pursuant to this Section 2.3(b)(iii) and/or suspend sales under a shelf registration statement pursuant to Section 2.3(b)(iv) for no more than 60 days in the aggregate, or three times in the aggregate, in any twelve-month period in respect of all requested registrations and sales; and provided, further, that the Company shall make prompt and adequate disclosure of any material information required to be disclosed from time to time in accordance with Law and Nasdaq rules. Each Holder shall keep confidential any communications received by it from the Company regarding the postponement pursuant to this Section 2.3(b)(iii) (including the fact of the postponement), except as required by Law. In the event that the Company gives the Holders the notice specified in this Section 2.3(b)(iii), the Demand Party shall have the right, within 1 5 days after receipt thereof, to withdraw its request under Section 2.2, in which case such request shall not be counted as a demand for purposes of Section 2.2 or for purposes of the limitations set forth in Section 2.3(b)(i); and

(iv)    if the Company receives a request for registration pursuant to Section 2.2, at a time when there is a Material Pending Event, then the Company may suspend sales under a shelf registration statement, or a registration statement pursuant to which Registrable Securities are not immediately sold after the effectiveness thereof, for a period not to exceed 30 days in any 90-day period upon providing the Holders with written notice of such suspension (which notice shall include a statement of the reason for such suspension); provided, that the Company shall suspend sales under a registration statement pursuant to this Section 2.3(b)(iv) and/or postpone the filing of registration statements pursuant to Section 2.3(b)(iii) for no more than 60 days in the aggregate, or three times in the aggregate, in any twelve-month period in respect of all requested registrations; and provided further that the Company shall make prompt and adequate disclosure of any material information required to be disclosed from time to time in accordance with Law and Nasdaq rules. Upon receipt of a notice from the Company in accordance with the terms of this Section 2.3(b)(iv), each Holder agrees not to sell or offer to sell any Registrable Securities pursuant to such shelf registration statement until the Company notifies such Holder that the shelf registration statement may be used

 (which notice the Company shall promptly provide following the termination of the event or circumstance giving rise to such suspension). Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of sales pursuant to this Section 2.3(b)(iv) (including the fact of the suspension), except as required by Law.

(c)    Notwithstanding anything in Section 2.1 or Section 2.2 to the contrary:

(i)    if all of the Registrable Securities beneficially owned by a Holder (together with its Affiliates) constitute less than 5% of the outstanding Class A Common Stock and can be sold without restriction under Rule 144, the Company shall not be required to effect any registrations, Shelf Take-Downs or Underwritten Shelf Take-Downs of any kind for such Holder pursuant to Section 2.1 or Section 2.2 (but the Company shall be required to maintain the effectiveness of any shelf registration statement that is in effect at such time as required by Section 2.4(b)); and

(ii)    if any registration involves an underwritten offering, all Holders requesting to participate in any registration in connection with an underwritten offering hereunder must sell their Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements (with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings) and completes and executes all reasonable questionnaires, powers of attorney, underwriting agreements, hold-back or lock-up agreement letters and other documents customarily required under the terms of such underwriting arrangements; provided, however, that, in no event shall such Holder be obligated under the terms of the underwriting arrangements to (i) make representations and warranties other than generally as to his, her or its respective (A) execution, delivery and performance of such underwriting agreement and the agreements contemplated thereby, (B) individual ownership of the Registrable Securities being sold pursuant to such underwriting agreement and (C) information provided by such Holder in writing specifically for inclusion in the Prospectus and (ii) agree to provide indemnification for any liability arising out of a breach of any such representations or warranties of such Holder that would exceed the total proceeds received by such Holder for the sale of such Registrable Securities pursuant to such underwriting agreement.

SECTION 2.4.    Registration Procedures. If and whenever the Company is required to effect a registration of any Registrable Securities as provided in this Agreement, subject to the limitations set forth in Section 2.3, the Company will:

(a)    promptly prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable best efforts to cause a registration statement with respect to a demand registration pursuant to Section 2.2 to be filed (in the case of a registration pursuant to Form S-3ASR), or become effective (in the case of any registration other than pursuant to Form S-3ASR), as promptly as practicable;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement (including Exchange Act documents incorporated by reference into the registration statement) and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not in excess of 90 days (or such longer period as may be requested by the Holders in the event of a shelf registration statement) and to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided that before filing a registration statement or prospectus or any amendments or supplements thereto in accordance with Section 2.4(a) or this Section 2.4(b) to the extent that doing so will not materially interfere with the timing of the offering: (i) the Company will furnish to counsel selected pursuant to Section 2.10 copies of all documents proposed to be filed, and (ii) such documents will be subject to the review of such counsel reasonably in advance of any filing to permit a reasonable opportunity to review and comment in light of the circumstances;

(c)    use reasonable best efforts to comply with all applicable securities laws in the United States and register or qualify such Registrable Securities covered by such registration in such jurisdictions in the United States as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.4(c), it would not be obligated to, subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(d)    promptly furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of copies of the Prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other similar documents as such seller may reasonably request necessary to facilitate the disposition of the Registrable Securities by such seller;

(e)    notify each seller of any such Registrable Securities covered by such registration statement promptly if the Company becomes aware that the Prospectus included in such registration statement, as then in effect, or the registration statement includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f)    otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than 1 8 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(g)    (i) use reasonable best efforts to list such Class A Common Stock covered by such registration statement on the Exchange on which the Class A Common Stock is then listed (if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such Exchange) to the extent required; and (ii) use reasonable best efforts to provide for a transfer agent and registrar for such Class A Common Stock covered by such registration statement not later than the effective date of such registration statement;

(h)    in connection with an underwritten offering pursuant to a demand registration pursuant to Section 2.2, promptly enter into an underwriting agreement in customary form, which may include indemnification provisions in favor of underwriters and other Persons in addition to, or in substitution for, the provisions of Section 2.8, and take such other actions as the managing underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i)    in connection with an underwritten offering pursuant to a demand registration pursuant to Section 2.2, promptly obtain a “cold comfort” letter or letters from the Company’s independent public accounts in customary form and covering matters of the type customarily covered by “cold comfort” letters provided to sellers of securities as the seller or sellers of a majority of shares of such Registrable Securities shall reasonably request;

(j)    promptly make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with the “due diligence” of such seller or such underwriter with respect to such registration statement, subject to the execution of a mutually acceptable confidentiality agreement;

(k)   promptly notify counsel (selected pursuant to Section 2.10) for the Holders of Registrable Securities included in such registration statement and the managing underwriter or agent and confirm such notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the Prospectus and any amendments to the Prospectus shall have been filed (other than in the case of a registration pursuant to Form S-3ASR), (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC to amend the registration statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(l)    use reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(m)    (i) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent; and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(n)    cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates or electronic representation (in either case, not bearing any restrictive legends) evidencing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or such Holders may reasonably request;

(o)    in connection with an underwritten offering pursuant to a demand registration pursuant to Section 2.2, promptly obtain for delivery to the Holders of Registrable Securities being registered and to the underwriter or agent an opinion or opinions from counsel for the Company in customary form and scope for sellers of securities;

(p)    cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA or the NASD; and

(q)    use reasonable best efforts to make available the executive officers of the Company to participate and to cooperate with the Holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts, in each case in the United States, that may be reasonably be requested upon reasonable notice thereof by the Holders in connection with a firm commitment underwritten offering for the Registrable with respect to a registration statement effected pursuant to Section 2.2 (an underwritten offering contemplated by this Section 2.4(q), a “Marketed Underwritten Offering”).

SECTION 2.5.    Information Supplied. It shall be a condition precedent to the obligations of the Company to take any action to register the Registrable Securities held by any Holder as to which any registration is being effected that such Holder shall furnish the Company with such information regarding such Holder that is pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request. Each Holder agrees to promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

SECTION 2.6.   Expenses. Except as provided herein, the Company will pay all Registration Expenses in connection with registrations of Registrable Securities requested pursuant to Section 2.1 or Section 2.2. Each Holder shall pay all underwriting discounts and commissions, broker fees and commissions, and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to any registration statement.

SECTION 2.7.    Restrictions on Disposition. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e), Section 2.4(k)(iii) or Section 2.4(k)(iv), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(e) or written notice from the Company that the registration statement is again effective and no amendment or supplement is needed. In the event that the Company shall give any such notice, the period referred to in Section 2.4(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(e) and to and including the date when each seller of Registrable Securities covered by such registration statement shall have receive the copies of the supplemented and amended Prospectus contemplated by Section 2.4(e).

SECTION 2.8.    Indemnification.

(a)    Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2.1 or Section 2.2, to the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, each Affiliate of such Holder and their respective directors and officers, members, managers and general and limited partners (and the directors, officers, employees, affiliates and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (hereinafter referred to as a “Controlling Person”) of any of the foregoing), and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter (collectively, the “Seller Indemnified Parties”), against all claims, losses, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing) in respect thereof (“Claims”) and expenses arising out of or based on: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Company will reimburse each such Seller Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable out-of-pocket expenses incurred in connection with investigating and defending or settling any such Claim; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission by such Holder or underwriter but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); and provided, further, that the Company will not be liable to any Seller Indemnified Parties pursuant to this Section 2.8(a) to the extent that any Claims for which such Seller Indemnified Party seeking indemnification relates to a sale of Registrable Securities in violation of Section 2.3(b)(iv).

(b)    Indemnification by the Holders. To the fullest extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the registration statement or Prospectus, indemnify and hold harmless the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers, members, managers, general and limited partners and Controlling Persons (collectively, the “Company Indemnified Parties”), against all Claims and expenses arising out of or based on: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (ii) any untrue statement or alleged untrue statement of a material fact contained in a Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Holder will reimburse each such Company Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable expenses incurred in connection with investigating and defending or settling any such Claim, in each of the forgoing cases to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, Prospectus, or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld or delayed); and provided, further, that the liability of each selling Holder of Registrable Securities hereunder shall be limited to the net proceeds received by such selling Holder from the sale of Registrable Securities covered by such registration statement.

(c)    Notification of Claims. Promptly after receipt by a Person entitled to indemnification pursuant to Section 2.8 (an “Indemnified Party”) hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2.8, except to the extent that the indemnifying party is prejudiced by such failure to give notice. In case any such action or proceeding is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the Indemnified Party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and shall have no liability for any settlement made by the Indemnified Party without the consent of the indemnifying party, such consent not to be unreasonably withheld. No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnified Party, unless such settlement or judgment (i) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect of such action or proceeding and (ii) does not involve the imposition of equitable remedies or the imposition of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for which such Indemnified Party will be indemnified hereunder. An Indemnified Party may not settle any action or proceeding or the entry of any judgment without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

(d)    Contribution. (i) If the indemnification provided for in this Section 2.8 from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 2.8(d) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding; and (ii) the parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 2.8(d)(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)    Non-Exclusive Remedy. The obligations of the parties under this Section 2.8 shall be in addition to any liability which any party may otherwise have to any other party.

SECTION 2.9.    Required Reports. The Company covenants that it will use reasonable best efforts to file the reports required to be filed by it under the Exchange Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

SECTION 2.10.   Selection of Counsel. In connection with any registration of Registrable Securities pursuant to Section 2.1 and Section 2.2, the Holders of a majority of the Registrable Securities covered by any such registration may select one counsel to represent all Holders of Registrable Securities covered by such registration; provided, however, that in the event that the counsel selected as provided above is also acting as counsel to the Company in connection with such registration, a majority of the remaining Holders shall be entitled to select one additional counsel to represent all such remaining Holders.

SECTION 2.11.   Market Standoff Agreement. In connection with any underwritten public offering pursuant to Section 2.2, each Holder who holds Registrable Securities and was offered the opportunity to include Registrable Securities in such offering will agree upon the request of the managing underwriter with respect to such offering not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Equity Security of the Company during the 14-day period prior to, and for the 90 days after (plus any Booster Period), the effective date of the registration statement for such offering (or such lesser period as the managing underwriters may require or permit), except for such Equity Securities to be included in such offering; provided that all of the Company’s executive officers and all of the members of the Company’s Board are restricted in the same manner and for the same duration; and provided, further, that the obligations set forth in this Section 2.11 shall not apply to any Holder who was limited in the number of Registrable Securities that such Holder could sell in the offering pursuant to Section 2.2(e) and did not otherwise sell Registrable Securities in such offering.

SECTION 2.12.   No Inconsistent Agreements. The Company represents, warrants and covenants that it is not a party to, and will not enter into, any Contract that conflicts with or limits or prohibits the exercise of the rights granted to the Holders of Registrable Securities in this ARTICLE II.

SECTION 2.13.   Termination of Registration Rights. The rights and obligations of any Holder under this ARTICLE II shall terminate (other than Section 2.6, Section 2.8 and Section 2.13) at such time as all of the Registrable Securities held by such Holder and its Affiliates can be sold without restriction under Rule 144.

ARTICLE 3

MISCELLANEOUS

SECTION 3.1.    Expenses. Except as otherwise provided herein (and except as provided in the Purchase Agreement), all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

SECTION 3.2.    Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned without the prior written consent of the other parties, except that this Agreement (i) may be assigned by a Holder in connection with any transfer of Registrable Securities so long as the Person to whom it is being assigned agrees to be bound under this Agreement as a Holder hereunder and delivers a counterpart signature page to this Agreement to the Company and (ii) shall be assigned by the Company in the event of any merger, consolidation or other transaction upon consummation of which the issuer of the Class A Common Stock is an entity other than the Company (such entity, the “Survivor”) to such Survivor, and the Company shall not enter into any such transaction unless and until the Survivor assumes all rights and obligations of the Company hereunder pursuant to a written agreement for the benefit of the Holders (it being understood that if the Survivor is the issuer of the Class A Common Stock and such assumption of the rights and obligations of the Company hereunder occurs by operation of law, that such Survivor shall not be required to execute a written agreement for the benefit of the Holders).

SECTION 3.3.    No Third Party Beneficiaries. Except as specifically provided in Section 2.8 (with respect to which the Indemnified Parties named therein shall be express, intended third party beneficiaries of such provision), this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto or otherwise create any third party beneficiary hereto.

SECTION 3.4.    Entire Agreement. This Agreement and the other agreements or documents referred to herein, constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

SECTION 3.5.    Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.6.    Amendment and Waiver. No amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against the Company, unless it is approved in writing by the Company, and no amendment, waiver or other modification of, or consent under, any provision of this Agreement shall be effective against any Holder, unless it is approved in writing by Holders holding a majority of the Registrable Securities. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.

SECTION 3.7.    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on an Holder’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’ s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 3.8.    Notices. Except as otherwise provided herein, all notices required or permitted hereunder shall be in writing and shall be deemed effectively given and received: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile or e-mail if sent during normal business hours of the recipient, if not, then on the next business day; or (c) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to a Holder shall be delivered to the address of such Holder set forth on the signature page of such Holder hereto (or such other address as such Holder may designate by like notice to the Company hereunder). All notices to the Company shall be delivered to:

Access Integrated Technologies, Inc. dlb/a
Cinedigm Digital Cinema Corp.
55 Madison Avenue, Suite 300
Morristown, NJ 07960
Attention:  General Counsel
Facsimile:  9973) 290-0081

with a copy to (which shall not constitute notice):

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Attention:  Jonathan K. Cooperman
Facsimile:  (212) 808-7897

SECTION 3.9.    Interpretation. The words “hereof’, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and shall include all amendments of the same and any successor or replacement statutes and regulations as of the Closing Date. All references to agreements shall mean such agreement as may be amended or otherwise modified from time to time. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 3.10.   Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed in all respects by the Laws of the State of New York. Any disagreement, issue, dispute, claim, demand or controversy arising out of or relating to this Agreement (each, a “Dispute”) shall be brought in the United States District Court for the Southern District of New York in New York, New York or any New York State court sitting in New York, New York, so long as one of such courts shall have subject matter jurisdiction over such Dispute. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Dispute and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Dispute in any such court and that any such Dispute which is brought in any such court has been brought in an inconvenient forum. Process in any such Dispute may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 3.8 shall be deemed effective service of process on such party.

(b)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 3.11.   Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

SECTION 3.12.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

ACCESS INTEGRATED TECHNOLOGIES, INC.

By:	/s/ Gary S. Loffredo
Name: Gary S. Loffredo
Title: Senior Vice President

[Signature Page to Registration Rights Agreement]

By executing this Registration Rights Agreement, the undersigned is agreeing to the rights and obligations of a “Holder” hereunder.

HOLDER

Name of Holder: SAGEVIEW CAPITAL
MASTER, L.P.

By: Sageview Capital GenPar, Ltd.,
its general partner

By: /s/ Barbara E. Parker
Name:  Barbara E. Parker
Title:  Vice President

Date:      August 10, 2009

Address:
Sageview Capital LP
245 Lytton Avenue, Suite 250
Palo Alto, CA 94301
Attention:  Edward A. Gilhuly
Email:  ned@sageviewcapital.com
Phone:  (650) 473-5400
Fax:  (650) 473-4501

With a copy to (which shall not constitute notice):
Simpson Thacher & Bartlett LLP
2550 Hanover St
Palo Alto, CA 94304
Attention:  Chad Skinner
Email:  cskinner@stblaw.com
Phone:  (650) 251-5000
Fax:  (650) 251-5002

[Signature Page to Registration Rights Agreement]

EXHIBIT A

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

“Booster Period” means such additional period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in NASD Rule 271l(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York.

“Capital Stock” means any and all shares of capital stock of the Company, including without limitation, any and all shares of Class A Common Stock.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“control” or “controlled by” have the meaning set forth in Rule 12b-2 of the Exchange Act.

“Equity Securities” means any and all shares of Capital Stock of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares (including the Warrants and the Warrant Shares).

“Exchange” means Nasdaq or the New York Stock Exchange, as the case may be.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1” means a registration statement on Form S-1 under the Securities Act, or any successor form thereto.

“Form S-3” means a registration statement on Form S-3 (other than on Form S-3ASR) under the Securities Act, or any successor form thereto.

“Form S-3ASR” means an “automatic shelf’ registration statement on Form S-3 filed by a Well-Known Seasoned Issuer.

“Form S-4” means a registration statement on Form S-4 under the Securities Act, or any successor form thereto.

“Form S-8” means a registration statement on Form S-8 under the Securities Act, or any successor form thereto.

“Holder” means any Purchaser that beneficially owns any Registrable Securities and any of their respective assignees pursuant to the terms hereof.

“incur” means, directly or indirectly, to incur, refinance, create, assume, guarantee or otherwise become liable.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the Securities Act.

“Nasdaq” means the NASDAQ Global Market, or any successor thereto.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Prospectus” means the prospectus included in any registration statement, including any preliminary prospectus, any final prospectus and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

“Registrable Securities” means (i) the Warrants, (ii) the Warrant Shares held by any Holder or issuable upon the exercise of Warrants held by the Holders, (iii) additional shares of Class A Common Stock held by any Holder that were acquired pursuant to Section 4.12 of the Purchase Agreement or upon the conversion, exchange or exercise of any Equity Securities acquired pursuant to Section 4.12 of the Purchase Agreement and (iv) any Class A Common Stock or other securities which may be issued, converted, exchanged or distributed in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any recapitalization, reclassification, merger, consolidation, exchange or other similar reorganization with respect to the Registrable Securities described in clauses (i), (ii) and (iii). As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale by the Holder of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been distributed to the public pursuant to Rule 144, or (C) such securities shall have ceased to be outstanding. For purposes of this Agreement, any required calculation of the amount of, or percentage of, Registrable Securities shall be based on the number of shares of Class A Common Stock which are Registrable Securities, including shares issuable upon the conversion, exchange or exercise of any security convertible, exchangeable or exercisable into Class A Common Stock (including the Warrants).

“Registration Expenses” means any and all expenses incident to performance of or compliance with ARTICLE II, including (i) all SEC and securities exchange, FINRA or NASD registration and filing fees (including, if applicable, the fees and expenses of any “qualified

A-2

independent underwriter,” as such term is defined in Section 2720 of the bylaws of the NASD, and of its counsel), (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and any escrow fees), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of counsel selected pursuant to Section 2.10, (vii) any fees and disbursements of underwriters customarily paid by the issuers, including liability insurance if the Company so desires, and (viii) the reasonable expenses incurred by the Company or any underwriters in connection with any “road show” undertaken pursuant to Section 2.1 or Section 2.4(q).

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“SEC” means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transfer Restriction Termination Event” has the meaning set forth in the Warrants.

“Underwritten Offering” means any Marketed Underwritten Offering, Underwritten Shelf Take-Down or other underwritten offering pursuant to Section 2.2.

“Warrants” means the warrants issued by the Company pursuant to the Purchase Agreement and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization (other than the Warrant Shares upon exercise thereof).

“Warrant Shares” means the shares of Class A Common Stock that may be issued upon the exercise of the Warrants.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 under the Securities Act.

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